Scientific Industries, Inc.
                   70 Orville Drive
              Bohemia, New York 11716 USA


FOR IMMEDIATE RELEASE (Bohemia, NY, September 18, 2009)

Scientific Industries Declares a Cash Dividend


September 18, 2009 - Scientific Industries, Inc. (OTCBB-SCND), reported on Thursday, September 17, 2009 that its Board of Directors declared a cash dividend of $.06 per share of Common Stock payable on January 11, 2010 to holders of record as of the close of business on October 23, 2009.


About Scientific Industries
Scientific Industries designs, manufactures, and markets a variety of laboratory equipment, including the world-renowned Vortex-Genie? 2 Mixer, and produces and sells customized catalyst research instruments. Scientific Industries' products are generally used for research purposes in laboratories of universities, hospitals, pharmaceutical companies, chemical companies, and medical device manufacturers.

"Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. The Company undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in the Company's Securities and Exchange Commission reports, including our annual report on Form 10-KSB."